EXHIBIT 10.27

EXECUTION VERSION

GUARANTY

This GUARANTY (this “Guaranty”), dated as of July 19, 2007 by INTERPOOL CONTAINERS LIMITED, a company organized and existing under the laws of Barbados (“Guarantor”) in favor of ING CAPITAL LLC (the “Lender”).

WITNESSETH:

WHEREAS, Interpool, Inc., a Delaware corporation (the “Borrower”), and the Lender have entered into that certain Loan Agreement, dated as of July 19, 2007 (the “Loan Agreement”), pursuant to which the Lender has agreed to advance funds to Borrower;

WHEREAS, Guarantor is an indirect, wholly-owned subsidiary of the Borrower;

WHEREAS, Guarantor will derive direct and indirect economic benefits from the making and continuation of the Loan and other financial accommodations provided to the Borrower pursuant to the Loan Agreement; and

WHEREAS, in order to induce the Lender to enter into the Loan Agreement and the other Loan Documents, Guarantor is willing irrevocably and unconditionally to guaranty the obligations of the Borrower under the Loan Documents;

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce the Lender to provide the Loan and other financial accommodations under the Loan Agreement, it is agreed as follows:

1. DEFINITIONS.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States, Barbados or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Insolvency Proceeding” means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in either case undertaken under Debtor Relief Laws.

Capitalized terms used herein shall have the meanings assigned to them in the Loan Agreement, unless otherwise defined herein. Unless otherwise expressly provided herein, the principles of construction set forth in Section 1.2 of the Loan Agreement shall apply to this Guaranty.

2. THE GUARANTY.

2.1 Guaranty of Guaranteed Obligations. Guarantor hereby unconditionally guarantees to the Lender and its successors, transferees and assigns, as primary obligor and not merely as surety, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the Obligations of the Borrower under the Loan Documents outstanding from time to time (hereinafter, the “Guaranteed Obligations”). Guarantor hereby agrees that, in the event the Borrower fails to pay or perform any of the Guaranteed Obligations when due in accordance with the Loan Documents for any reason whatsoever, the Guarantor will immediately pay or perform or cause to be paid or performed such Guaranteed Obligations, including immediate payment to the Lender of the entire outstanding Guaranteed Obligations due and owing to the Lender at such time.

Guarantor agrees that this Guaranty is a guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

(a) the invalidity, irregularity or unenforceability (in whole or in part) of, or any future amendment of or change in any other Loan Document or any other agreement, document or instrument to which the Borrower and/or Guarantor is or may become a party;

(b) the absence of any action to enforce any other Loan Document or the waiver or consent by the Lender with respect to any of the provisions thereof;

(c) the existence, value or condition of, or failure to perfect the Lender’s Lien against, any Collateral for the Guaranteed Obligations or any action, or the absence of any action, by the Lender in respect thereof (including, without limitation, the release or substitution of any such security);

(d) the insolvency of the Borrower or any other Person, or any Insolvency Proceeding with respect to the Borrower or any other Person or the Lender’s vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding related to the Guaranteed Obligations;

(e) the benefit of or right to assert any statute of limitations affecting Guarantor’s liability hereunder or the enforcement thereof to the extent permitted by law;

(f) any defense arising by reason of any lack of corporate or other authority or any other defense of the Borrower, the Guarantor or any other Person;

(g) any defense based upon the Lender’s errors or omissions in the administration of the Guaranteed Obligations;

(h) any merger, acquisition, consolidation or change in structure or ownership of or involving the Borrower, the Guarantor or any other Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of the Borrower, the Guarantor or any other Person;

(i) any claim, defense (other than the defense of prior performance), counterclaim or setoff that the Borrower, the Guarantor or any other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Loan Documents or any failure by the Borrower to pay any fee or other amount payable by the Borrower to the Guarantor;

(j) any other guarantee, whether by the Guarantor or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of the Borrower to the Lender or any other collateral security furnished, whether by the Guarantor or any other Person, to secure all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of the Borrower to the Lender; or

(k) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;

it being agreed by Guarantor and the Lender that Guarantor’s obligations under this Guaranty shall not be discharged except by the indefeasible payment and performance in full of the Guaranteed Obligations and the obligations hereunder. Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Guaranteed Obligations.

This Guaranty is a separate obligation of Guarantor, independent of the obligations of Borrower under the Loan Agreement. A separate action may be bought to enforce this Guaranty whether or not Borrower is made a party to such action.

If acceleration of the time for payment of any Guaranteed Obligation is stayed by reason of any Insolvency Proceeding with respect to the Borrower or otherwise, the Guarantor agrees that, for purposes of this Guaranty, such Guaranteed Obligations shall nonetheless be payable by the Guarantor hereunder immediately upon demand by the Lender.

2.2 Method of Payment. Payment by Guarantor shall be made to Lender in immediately available funds to the account of the Lender specified in Article II of the Loan Agreement or to such other account as may be specified in writing from time to time by the Lender, and shall be credited and applied to the Guaranteed Obligations. Guarantor’s payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge the Guarantor’s liability for any portion of the Guaranteed Obligations remaining unsatisfied.

2.3 Enforcement of Guaranty. In no event shall the Lender have any obligation (although it is entitled, at its option) to proceed against the Borrower or any Collateral pledged to secure the Guaranteed Obligations before seeking satisfaction from Guarantor, and the Lender may proceed, prior or subsequent to, or simultaneously with, the enforcement of the Lender’s rights hereunder, to exercise any right or remedy which it may have against any Collateral, as a result of any Lien it may have as security for all or any portion of the Guaranteed Obligations.

2.4 Waiver. In addition to the waivers contained in Section 2.1 hereof, Guarantor waives and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantor of its Guaranteed Obligations under, or the enforcement by the Lender of, this Guaranty. Guarantor hereby waives diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in Borrower’s financial condition or any other fact which might increase the risk to Guarantor) with respect to any of the Guaranteed Obligations or all other demands whatsoever and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. Guarantor represents, warrants and agrees that, as of the date of this Guaranty, its obligations under this Guaranty are not subject to any offsets or defenses against the Lender or the Borrower. Guarantor further agrees that its obligations under this Guaranty shall not be subject to any counterclaims, offsets or defenses against the Lender or against the Borrower which may arise in the future.

2.5 Benefit of Guaranty. The provisions of this Guaranty are for the benefit of the Lender and its successors, transferees and permitted assigns, and nothing herein contained shall impair, as between the Borrower and the Lender, the obligations of the Borrower under the Loan Documents.

2.6 Modification of Guaranteed Obligations, Etc. Guarantor hereby acknowledges and agrees that the Lender may at any time or from time to time, with or without the consent of, or notice to, Guarantor, but subject to the terms of the Loan Documents:

(a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations;

(b) take any action under or in respect of the Loan Documents in the exercise of any right, remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such rights, remedies, powers or privileges;

(c) amend or modify, in any manner whatsoever, the Loan Documents;

(d) extend or waive the time for the Borrower’s performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Loan Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

(e) take and hold collateral security for the payment of the Guaranteed Obligations guaranteed hereby or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which the Lender has been granted a Lien, to secure any obligations;

(f) release anyone who may be liable in any manner for the payment of any amounts owed by Guarantor or the Borrower to the Lender;

(g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of Guarantor or the Borrower are subordinated to the claims of the Lender;

(h) apply any sums by whomever paid or however realized to any amounts owing by Guarantor or the Borrower to the Lender in such manner as the Lender shall determine in its discretion;

(i) request and accept other guaranties of the Guaranteed Obligations and any other indebtedness, obligations or liabilities of the Borrower to the Lender and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guarantee and may permit or consent to any such action or the result of any such action or request and accept any additional security for the Guaranteed Obligations and any other indebtedness, obligations or liabilities of the Borrower to the Lender and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such security and may permit or consent to any such action or the result of any such action; and/or

(j) exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege (including the right to accelerate the maturity of the Loan and any power of sale) granted by any Loan Document or other security document or agreement, or otherwise available to the Lender, with respect to the Guaranteed Obligations or any of the Collateral, even if the exercise of such right, remedy, power or privilege affects or eliminates any right of subrogation or any other right of the Guarantor against the Borrower;

all as the Lender may deem advisable, and all without impairing, abridging, releasing or affecting this Guaranty. The Lender shall not incur any liability to Guarantor as a result thereof, and no such action shall impair or release the Guaranteed Obligations of Guarantor under this Guaranty.

2.7 Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against the Borrower or Guarantor for liquidation or reorganization, should the Borrower or Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Borrower’s or Guarantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Lender, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

2.8 Deferral of Subrogation, Etc. Notwithstanding anything to the contrary in this Guaranty, or in any other Loan Document, Guarantor hereby:

(a) subject to Section 7(h) hereof, expressly and irrevocably waives, on behalf of itself and its successors and assigns (including any surety) until the payment and performance in full of the Guaranteed Obligations and the obligations hereunder, any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification or to any other rights that could accrue to a surety against a principal, to a guarantor against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of any claim against any Person, and which Guarantor may have or hereafter acquire against the Borrower in connection with or as a result of Guarantor’s execution, delivery and/or performance of this Guaranty, or any other documents to which Guarantor is a party or otherwise; and

(b) acknowledges and agrees (i) that this waiver is intended to benefit the Lender and shall not limit or otherwise affect Guarantor’s liability hereunder or the enforceability of this Guaranty, and (ii) that the Lender and its respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 2.8 and their rights under this Section 2.8 shall survive payment in full of the Guaranteed Obligations.

Nothing in the foregoing is intended to act as a waiver solely as between Guarantor and the Borrower of any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification or to any other rights that could accrue to Guarantor against the Borrower.

2.9 Continuing Guaranty. This is a continuing Guaranty, and all extensions of credit and financial accommodations concurrently herewith or hereafter made by the Lender to Borrower and all indebtedness of Borrower now owned or hereafter acquired by the Lender in connection with the transactions contemplated under the Loan Documents shall be conclusively presumed to have been made or acquired in reliance hereon.

3. REPRESENTATIONS AND WARRANTIES

The Guarantor represents and warrants to the Lender on the date of this Guaranty that:

(a) the Guarantor is a limited company duly formed under the laws of Barbados;

(b) the Guarantor has the power to enter into and perform, and has taken all necessary action (including the obtaining of any necessary consents) in order to authorize its entry into, and performance and delivery of, this Guaranty and the other Loans Documents to which it is a party, and its performance of the transactions contemplated by this Guaranty and the other Loan Documents to which it is a party;

(c) this Guaranty and the other Loan Documents to which the Guarantor is a party have been duly executed and delivered by the Guarantor, and constitute its legal, valid and binding obligation, enforceable in accordance with their respective terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity);

(d) neither the execution and delivery of this Guaranty and the other Loan Documents to which the Guarantor is a party by the Guarantor, the performance of the Guarantor’s obligations hereunder and thereunder, nor consummation of the transactions contemplated hereby and thereby by the Guarantor, will conflict with or result in any violation of, the Guarantor’s organizational documents;

(e) neither the execution and delivery of this Guaranty or the other Loan Documents to which the Guarantor is a party by the Guarantor, the performance of the Guarantor’s obligations hereunder and thereunder, nor consummation of the transactions contemplated hereby and thereby by the Guarantor will (i) conflict with or result in any violation of any Applicable Law or will conflict with or result in any breach of, or constitute a default under, or will conflict with or result in any violation of, any indenture, mortgage, deed of trust or other instrument or agreement to which the Guarantor is a party or by which the Guarantor may be bound or to which any of the Guarantor’s property or assets may be subject, except in each case to the extent the same could not reasonably be expected to have a Material Adverse Effect or (ii) result in the creation or imposition of any Lien upon any of the Guarantor’s property or assets (except for the Liens in favor of the Lender under the Loan Documents);

(f) no consent or authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for (i) the due execution, delivery or performance by the Guarantor of this Guaranty and the other Loan Documents to which the Guarantor is a party or (ii) the grant of the security interest granted pursuant to the Security Agreement (except for the filings contemplated by the Security Agreement);

(g) no financial statements or other documentation furnished by the Guarantor to the Lender in connection with the transactions contemplated by the Loan Documents, contained (at the time of delivery thereof) any untrue statement of a material fact or omitted (at the time of delivery thereof) to state a material fact necessary in order to make the statements contained herein or therein not misleading in any material respect under the circumstances in which they were made at the time such statements were made (other than any information that was corrected or updated in writing to the Lender prior to the Closing Date), provided that any projections and pro forma financial information contained in the materials delivered to the Lender are based upon good faith estimates and assumptions believed by management of the Guarantor to be reasonable at the time made, it being recognized by the Lender that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount;

(h) no action, suit, proceeding or investigation has been instituted or, to the Guarantor’s knowledge, threatened in writing against the Guarantor, except to the extent the same could not reasonably be expected to have a Material Adverse Effect;

(i) the Guarantor has timely filed, or caused to be filed, all material tax returns and reports that it is required to file and has paid all material taxes, material assessments, utility charges, fees and other governmental charges it is required to pay to the extent due (other than those taxes that it is contesting in good faith and by appropriate proceedings and with respect to which it has set aside on its books adequate reserves in accordance with GAAP). The Guarantor has made adequate provisions in accordance with GAAP for all taxes not yet due and payable. The Guarantor is unaware of any likely, proposed or pending tax assessments, deficiencies or audits that could be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect;

(j) (i) the Collateral is free and clear of all Liens other than Liens created by the Security Agreement and Permitted Liens and (ii) the Security Agreement creates a valid security interest in the Collateral and such security interest will be, upon (A) the submission by Guarantor by registered letter of a duly executed notice pursuant to clause 2 of the Security Agreement and (B) the filing of two (2) fully executed counterpart originals of the Security Agreement (together with the statement of charge in respect thereof) with the Registrar of Corporate Affairs in accordance with the Companies Act of Barbados within twenty-eight (28) days of their respective execution, a first priority perfected security interest in the Collateral;

(k) (i) other than the existing obligations of the Guarantor under the Subordinated Notes (as disclosed in the pro forma balance sheet delivered to the Lender pursuant to Section 4.1(d) of the Loan Agreement) and its obligations under the Loan Documents to which it is a party, the Guarantor has no outstanding Debt or other material liabilities and (ii) the Guarantor has provided to the Lender true and correct copies of the Subordinated Notes;

(l) the Guarantor is able to pay its debts as and when they become due from its own monies and will not become unable to do so as a consequence of its entry into this Guaranty or the other Loan Documents to which it is a party or the performance of the transactions effected by this Guaranty and the other Loan Documents to which it is a party. In entering into this Guaranty and the other Loan Documents to which it is a party and in performing the transactions contemplated hereunder and thereunder, the Guarantor is not making dispositions of property with intent to defraud creditors, and the dispositions of property effected by this Guaranty and the other Loan Documents to which it is a party are dispositions of estates or interests in property, or, as the case may be, payments or deposits made for valuable consideration and in good faith to Persons not having, at the time of the dispositions, payments or deposits, notice of any intent to defraud creditors;

(m) the senior management of the Guarantor (i) is aware of the transactions contemplated by this Guaranty and the other Loan Documents (the “Transactions”); (ii) is familiar with the purpose and effect of the Transactions; (iii) has approved the transactions set forth in this Guaranty and the other Loan Documents to which the Guarantor is a party; (iv) the Transactions have been approved by all required internal approval bodies of the Guarantor; and (v) has discussed the Transactions, including its United States federal income tax treatment, and the manner in which the Guarantor intends to account for the Transactions, with its own advisers and has not relied upon Lender in respect of the suitability of the Transactions; and

(n) the Guarantor does not intend to treat any of the Transactions as a “reportable transaction” under Treas. Reg. Section 1.6011-4(b) for purposes of any United States federal income tax return.

4. COVENANTS.

The Guarantor hereby agrees that at all times, until the payment and performance in full of the Guaranteed Obligations and the obligations hereunder, the Guarantor shall:

(a) deliver or cause to be delivered to the Lender the annual unaudited consolidating balance sheet of the Guarantor as soon as available but in no event later than 120 days after the end of the fiscal year. All such financial statements shall be complete and correct in all material respects and shall be prepared in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods;

(b) concurrently with the delivery of any financial statements pursuant to Section 4(a), deliver a certificate of a Responsible Officer of the Guarantor stating that, to the best of such Responsible Officer’s knowledge, during such period the Guarantor has observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition contained in this Guaranty or any other Loan Document to which the Guarantor is a party to be observed, performed or satisfied by it;

(c) promptly deliver such additional financial and other information as the Lender may from time to time reasonably request;

(d) comply with all laws applicable to it or to any of its properties or any part thereof, such compliance to include paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property, except in each case to the extent such failure to comply with such laws could not reasonably be expected to have a Material Adverse Effect;

(e) promptly after obtaining knowledge thereof, give notice to the Lender of (i) the occurrence of any Loan Event of Default or any event which is, or after notice or passage of time or both would reasonably likely be, a Loan Event of Default, (ii) any litigation, investigation or proceeding affecting the Guarantor that, if adversely determined, could reasonably be expected to have a Material Adverse Effect or (iii) any other development or event that has had or could reasonably be expected to have a Material Adverse Effect;

(f) (i) preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except to the extent the failure to take all such reasonable action could not reasonably be expected to have a Material Adverse Effect;

(g) maintain in effect at all times the types of insurance customarily maintained by an entity engaged in a business similar to the Guarantor;

(h) maintain proper books of records and accounts in which full, true and correct entries in all material respects in accordance with GAAP shall be made of all dealings and transactions in relation to its business and activities and permit representatives of the Lender, at Lender’s sole cost and expense (unless a Default or Loan Event of Default has occurred and is continuing, in which case at Guarantor’s sole cost and expense), to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired;

(i) not make any payment in contravention of or otherwise violate the terms of the Subordination Agreement;

(j) not create, incur, assume or suffer to exist any Debt other than under this Guaranty or the existing obligations on the Closing Date of the Guarantor under the Subordinated Notes (as disclosed in the pro forma balance sheet delivered to the Lender pursuant to Section 4.1(d) of the Loan Agreement);

(k) not create, assume or suffer to exist any Lien on any of the Collateral or any other property or assets of the Guarantor, except Liens created by the Security Agreement and Permitted Liens;

(l) not directly or indirectly (i) liquidate, wind up, terminate, reorganize or dissolve itself (or suffer any liquidation, winding up, termination, reorganization or dissolution) or otherwise wind up or dispose of all or substantially all of its property or business or (ii) acquire (in one transaction or a series of related transactions) any assets, property or business of any Person or otherwise merge or consolidate with or into any other Person;

(m) not directly or indirectly make or declare any dividend or other distribution (in cash, property or obligation) on, or other payment on account of, any interest in Guarantor, other than of cash credited to the Pledged Account (as defined in the Security Agreement) which is withdrawn therefrom from time to time by the Guarantor in accordance with the terms of the Security Agreement;

(n) not make any investment (whether by purchase of stocks, bonds, notes or other securities, loan, extension of credit, advance or otherwise), other than the investment in the IIM Investment Account;

(o) except as provided in this Guaranty and the other Loan Documents, not become liable as a surety, guarantor, accommodation, endorser or otherwise, for or upon the obligation of any other Person;

(p) not sell, lease, assign, transfer or otherwise dispose of assets, whether now owned or hereafter acquired, other than interest income earned on the IIM Investment Account;

(q) not consent to, or permit, (i) the termination or cancellation of the governing documents of the Guarantor or (ii) any amendment, supplement or modification of the governing documents of the Guarantor; and

(r) the Guarantor will provide the Lender with written notice prior to filing any United States federal income tax return that treats any of the Transactions as a “reportable transaction” under Treas. Reg. Section 1.6011-4(b).

5. FURTHER ASSURANCES.

Guarantor agrees, upon the written request of the Lender, to execute and deliver to the Lender, from time to time, any additional instruments or documents reasonably considered necessary by the Lender to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.

6. PAYMENTS FREE AND CLEAR OF TAXES.

(a) Any payments made by the Guarantor under this Guaranty or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Non-Excluded Taxes. If any Non-Excluded Taxes or Other Taxes are required to be withheld from any amounts payable to the Lender hereunder, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Guaranty and the other Loan Documents.

(b) The Guarantor shall indemnify the Lender, within ten (10) days after written demand therefor, for the full amount of any Non-Excluded Taxes or Other Taxes paid by the Lender, on or with respect to any payment by or on account of any obligation of the Guarantor hereunder (including Non-Excluded Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority and the Lender shall cooperate, at the Guarantor’s sole cost and expense, with the Guarantor with respect to any contest of such imposition or assertion; provided, however, that the Guarantor shall not be required to indemnify the Lender under this Section 6 for any liability arising as a result of Lender’s willful misconduct or gross negligence. A certificate as to the amount of such payment or liability delivered to the Guarantor by the Lender shall be conclusive absent manifest error. Whenever any Non-Excluded Taxes or Other Taxes are payable by the Guarantor, as promptly as possible thereafter the Guarantor shall send to the Lender a certified copy of an original official receipt received by the Guarantor showing payment thereof. If the Guarantor fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Guarantor shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Guaranty and the satisfaction of the obligations of the Borrower under the Loan Agreement and the other Loan Documents.

7. OTHER TERMS.

(a) Amendments and Waivers. Neither this Guaranty nor any terms hereof may be amended, supplemented or modified without the consent of the Lender and the Guarantor. In the case of any waiver by the Lender of its rights hereunder, the Lender shall be restored to its former position and rights hereunder and any default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other default, or impair any right consequent thereon.

(b) Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three (3) Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile notice, when received, addressed as follows in the case of the Guarantor and the Lender, and as set forth in an administrative questionnaire delivered to the Lender, or to such other address as may be hereafter notified by the respective parties hereto:

Guarantor:	Interpool Containers Ltd. 211 College Road East Princeton, New Jersey 08540 Attention: Chief Financial Officer Facsimile: (609) 452-8211 Telephone: (609) 452-8900
Lender:	ING Capital LLC 1325 Avenue of the Americas New York, NY 10019 Attention: Head of Financial Engineering Facsimile: (646) 424-6077 Telephone: (646) 424-7059

provided that any notice, request or demand to or upon the Lender shall not be effective until received.

Notices and other communications to the Lender hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Lender. The Lender or the Guarantor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Limitation on Guaranteed Obligations. Notwithstanding any provision herein contained to the contrary, Guarantor’s liability hereunder shall be limited to an amount not to exceed as of any date of determination the amount, after giving effect to all of the Guarantor’s other contingent and fixed liabilities, which could be claimed by the Lender from the Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer

Act, Uniform Fraudulent Conveyance Act or similar statute or common law or any similar law of any other jurisdiction.

(d) No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

(e) Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Guaranty and the making of the Loan; provided that all of the representations and warranties made hereunder shall terminate upon the payment and performance in full of the Guaranteed Obligations.

(f) Payment of Expenses. The Guarantor agrees (i) to pay or reimburse the Lender for all its out of pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Guaranty and any other documents prepared in connection with any such amendment, supplement or modification including the reasonable fees and disbursements of counsel to the Lender, with statements with respect to the foregoing to be submitted to the Borrower, (ii) to pay or reimburse the Lender for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Guaranty and any such other documents, including the reasonable fees and disbursements of counsel to the Lender, and (iii) to pay, indemnify, and hold the Lender and its officers, directors, employees, affiliates, agents and controlling persons (each, an “Indemnitee”) harmless, from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted by any third party or by the Guarantor against or incurred by any such Indemnitee as the result of this Guaranty and the administration of this Guaranty and in connection with or arising out of the transactions contemplated hereunder and any actions or failures to act in connection therewith, including reasonable legal costs and expenses arising out of or incurred in connection with disputes between the Lender and the Guarantor (all the foregoing in this clause (c), collectively, the “Indemnified Liabilities”); provided, that the Guarantor shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. All amounts due under this Section 7(f) shall be payable not later than ten (10) days after written demand therefor. The agreements in this Section 7(f) shall survive repayment of the Loan and all other amounts payable hereunder.

(g) Successors and Assigns. The provisions of this Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Guarantor may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by the Guarantor without such consent shall be null and void) and (ii) the Lender may not assign or otherwise transfer its rights or obligations hereunder except in accordance with Section 9.6 of the Loan Agreement. In the event all or any part of the Guaranteed Obligations are transferred or assigned by the Lender to any Person or Persons in accordance with this subsection (g), any reference to “Lender” herein shall be deemed to refer equally to such Person or Persons.

(h) No Set-off. Each of Lender and Guarantor waives any and all rights it may have to set-off payment obligations owed to the other party against any payment obligations owed to it by such other party arising under this Guaranty or the other Loan Documents.

(i) Severability. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(j) Integration. This Guaranty and the other Loan Documents represent the entire agreement of the Guarantor and the Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Lender or the Guarantor relative to the subject matter hereof not expressly set forth or referred to herein or therein.

(k) GOVERNING LAW. THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(l) Submission To Jurisdiction; Waivers. The Guarantor hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating to this Guaranty or for recognition and enforcement of any judgment in respect thereof, to the non exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii) agrees that service of process in any such action or proceeding may be effected pursuant to Section 7(m) or by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Guarantor at its address set forth in Section 7(b) or at such other address of which the Lender shall have been notified pursuant thereto;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

(m) Process Agent. The Guarantor appoints Interpool, Inc., having an address at 633 3rd Avenue, 27th Floor, New York, New York 10017 (“Process Agent”), as process agent to receive, for it and on its behalf, service of process in any legal action or proceeding relating to this Guaranty or the other Loan Documents, it being agreed that (i) service upon the Process Agent shall constitute valid service upon the Guarantor and (ii) failure of the Process Agent to send a copy of any such process or otherwise to give notice to the Guarantor shall not affect the validity of such service or any judgment in any action or proceeding based thereon. If (x) for any reason Process Agent is unable to act as such or (y) the Guarantor otherwise elects to replace Process Agent, the Guarantor will promptly notify the Lender and, simultaneously with the resignation or replacement of the existing Process Agent, appoint a substitute process agent acceptable to the Lender.

(n) WAIVERS OF JURY TRIAL. THE GUARANTOR AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY AND FOR ANY COUNTERCLAIM THEREIN.

(o) Payment. All payments due hereunder shall be payable in U.S. Dollars in immediately available funds prior to 11:00 A.M., on the due date thereof to the following account: ING Capital LLC, JPMorgan Chase Bank New York, ABA No. 0210-0002-1, A/C of : ING Capital LLC Loan Agency Account, A/C No. 066-297-311 or such other account as the Lender may specify to the Guarantor from time to time.

(p) Judgment Currency. If, for the purposes of obtaining judgment in, or enforcing the judgment of, any court with respect to this Guaranty, it is necessary for any Person to convert a sum due hereunder in U.S. Dollars into another currency (the “Judgment Currency”), the rate of exchange used shall be that at which in accordance with normal banking procedures such Person could purchase Dollars with the Judgment Currency on the Business Day preceding that on which final judgment is given or the order of enforcement made. The obligation of the Guarantor in respect of any sum due from it to any Person hereunder shall, notwithstanding any judgment or order of enforcement in such Judgment Currency, be discharged only to the extent that on the Business Day following that on which final judgment is given or the order of enforcement made, such Person may in accordance with normal banking procedures purchase Dollars with the Judgment Currency; if the Dollars so purchased are less than the sum originally due to such Person in Dollars, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment or order of enforcement, to indemnify such Person against such loss attributable to any of its obligations hereunder, and if the Dollars so purchased exceed the sum originally due from the Guarantor, in Dollars, such Person shall remit to the Guarantor such excess. Any additional amount due from the Guarantor under this Section 7(p) will be due as a separate debt and shall not be affected by judgment or order of enforcement being obtained for any other sums due under or in respect of this Guaranty or any other Loan Document.

(q) Security. To secure payment and performance of the Guarantor’s obligations under this Guaranty, concurrently with the execution and delivery hereof, the Guarantor has entered into the Security Agreement pursuant to which the Guarantor has granted to the Lender a Lien on the Collateral.

IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty as of the date first above written.

INTERPOOL CONTAINERS LIMITED, as Guarantor

By:	/s/ Randal Nardone
Name: Randal Nardone Title: Vice President

[Signature Page to Guaranty]